Exhibit 11

                Statement Re: Computation of Earnings Per Share


UNITED BANKSHARES, INC. AND SUBSIDIARIES


                                                                                   For the Quarter Ended
                                                                                         March 31
                                                                           ------------------------------------
                                                                              1997                     1996
                                                                           -----------             ------------
PRIMARY:

Average Number of Common Shares                                             15,035,454              15,146,252

Average Number of Common Share
   Equivalents                                                                 127,236                  71,524
                                                                           -----------             -----------
Average Shares and Share
   Equivalents Outstanding                                                  15,162,690              15,217,776
                                                                           ===========             ===========



Net Income                                                                 $10,048,000             $ 8,089,000
Preferred Dividends
                                                                           -----------             -----------
Available to Common Shares                                                 $10,048,000             $ 8,089,000
                                                                           ===========             ===========

Earnings Per Common Share:                                                       $0.66                   $0.53
                                                                           ===========             ===========



FULLY DILUTED:

Average Number of Common Shares                                             15,035,454              15,146,252
Average Number of Common Share
   Equivalents                                                                 138,151                  71,524
                                                                           -----------             -----------
Average Shares and Share
   Equivalents Outstanding                                                  15,173,605              15,217,776
                                                                           ===========             ===========

Net Income                                                                 $10,048,000             $ 8,089,000
Preferred Dividends
                                                                           -----------             -----------
Available to Common Shares                                                 $10,048,000             $ 8,089,000
                                                                           ===========             ===========

Earnings Per Common Share                                                        $0.66                   $0.53
                                                                           ===========             ===========

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